UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On November 11, 2011, the Board of Directors (the “Board”) of Geron Corporation (the “Company”) resolved and directed that, effective immediately, the Company will focus on the development of its oncology programs. As a consequence, the Company will discontinue further development of its stem cell programs and is seeking partners for those programs (the “Stem Cell Plan”).

     The decision to narrow the Company’s technology and therapeutic focus was made after a strategic review of the costs, value inflection timelines, and clinical, manufacturing and regulatory complexities associated with the Company’s research and clinical-stage assets. With this decision, the Company will eliminate 66 full-time positions, representing approximately 38% of the Company’s workforce. The Company expects the majority of the reduction in its workforce to be completed by the end of 2011. To facilitate the transfer of its stem cell programs to potential partners, the Company currently intends to retain a core group of employees from its stem cell operations through the end of the second quarter of 2012.

     In connection with the Stem Cell Plan, the Company currently expects the aggregate cash expenditures to range from $6 million to $8 million, of which approximately $5 million is expected to be incurred in the fourth quarter of 2011 and the remainder in the first half of 2012. The Company anticipates it will incur total charges, including non-cash expenses, in the range of $8 million to $9 million in connection with the Stem Cell Plan, of which approximately $7 million is expected in the fourth quarter of 2011 and the remainder is expected in the first half of 2012. These projected charges consist of approximately $6 million related to one-time termination benefits associated with the elimination of 66 full-time positions and approximately $2 million for facility-related charges and write-downs to equipment and leasehold improvements. The Company potentially may incur other charges and will record these expenses as they are determined.

     The aggregate charges expected to be incurred or cash expenditures to be paid in connection with the Stem Cell Plan are subject to a number of assumptions, and actual results may differ materially from those originally anticipated. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, changes to the Company’s business.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In connection with the decision to narrow the Company’s technology and therapeutic focus to oncology, as discussed in Item 2.05 of this Current Report on Form 8-K, Jane S. Lebkowski, Ph.D., the Company’s Senior Vice President and Chief Scientific Officer, will separate employment from the Company effective December 31, 2011. The Company expects that Dr. Lebkowski will remain in her current role during a transition period through the end of 2011.

     On November 11, 2011, the Board approved a compensation arrangement in connection with the appointment of Hoyoung Huh, M.D., Ph.D., as Chairman of the Board, effective as of September 29, 2011 (the “Huh Compensation Arrangement”). Under the Huh Compensation Arrangement, Dr. Huh will be entitled to an annual retainer of $60,000 pursuant to the Company’s non-employee director compensation plan. Dr. Huh will also be entitled to other equity and cash compensation pursuant to the Company’s non-employee director compensation plan.

     On November 11, 2011, Alexander E. Barkas, Ph.D., resigned as Lead Independent Director of the Board and continues as a director of the Board. Dr. Barkas remains in his current role as chairman of the Nominating and Corporate Governance Committee of the Board.

Item 8.01 Other Events.

     In connection with the Stem Cell Plan, the Company plans to close the GRNOPC1 trial for spinal cord injury to further enrollment. In addition, the Company expects its projected use of balance sheet cash for 2011 to increase from approximately $65 million to approximately $70 million.

     On November 14, 2011, the Company updated its current projections regarding data from both Phase 2 clinical trials of GRN1005, an LRP-directed peptide-drug conjugate. The Company expects top-line data from those trials to be available before the end of the second quarter of 2013, rather than the end of 2012.

Safe Harbor Statement

     This current report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this current report related to the timing of implementation and completion of actions related to the Company’s resizing, expected charges and cash expenditures related to the Company’s resizing, and the timing thereof, the expected projected use of balance sheet cash, and the Company’s future development plans regarding its oncology programs, including expectations for top-line data from the Phase 2 clinical trials of GRN1005 to be before the end of second quarter of 2013, constitute forward-looking statements. Words such as “expects,” “will,” “may,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to resize to the extent currently anticipated, the impact of the workforce reduction on the Company’s business, unanticipated expenses and charges not currently contemplated that may occur as a result of resizing, the Company’s ability to execute on its strategy, including the ability to partner its programs, risks related to the timing and results of safety and efficacy data from the Phase 2 clinical trials of GRN1005, the sufficiency of the Company’s capital and other resources, the uncertain timing and level of expenses associated with the development of the Company’s oncology programs, the uncertainty of the FDA approval process, market competition and general business and economic conditions. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron’s periodic reports filed with the Securities and Exchange Commission, including Geron’s quarterly report on Form 10-Q for the quarter ended September 30, 2011. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: November 14, 2011	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Vice President and
Chief Accounting Officer